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                                                                     Exhibit 4.6
                                                        Option No. 2001-ISOm #05


                              STONEPATH GROUP, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                                    UNDER THE
                              STONEPATH GROUP, INC.
                              AMENDED AND RESTATED
                     2000 STOCK INCENTIVE PLAN (the "Plan")

         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Stonepath Group, Inc. (the "Corporation"), and the person named on Schedule A hereto (the "Optionee").

         WHEREAS, Optionee is a valuable employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option to purchase shares of common stock of the Corporation (the "Common Stock");

         WHEREAS, to cover the granting of such Options, the Corporation has adopted the Amended and Restated 2000 Stock Incentive Plan (the "Plan");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

3. Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

         (a) The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

         (b) This Option is granted under, and subject in its entirety to, the terms of the Plan;

         (c) The Optionee has been provided with, and fully understands, the "Disclosure Document for the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan";

         (d) This option shall constitute an Incentive Stock Option which is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;


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         (e)      The per share exercise price for the shares subject to this option shall be the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

         (f) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto;

         (g) No portion of this option may be exercised more than ten (10) years from the Grant Date.

4.       Change of Control Provisions.

         (a) Definitions. For the purpose of this Option, a "Change of Control" shall be deemed to have occurred if (A) any "Person" (as the term "Person" is used inss.13(d) andss.14(d) of the Securities Exchange Act of 1934), except for Optionee, becomes, after the date hereof, the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (B) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of 50% or more in value of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation; (D) there occurs a merger, consolidation or other reorganization of the Corporation in which the Corporation is not the surviving entity, or a plan of liquidation or dissolution of the Corporation other than pursuant to bankruptcy or insolvency laws is adopted; or (E) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "change of control" shall not be deemed to have occurred for purposes of this Option (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to, or a merger, consolidation or other reorganization involving the Corporation and Optionee, alone or with other officers of the Corporation, or any entity in which Optionee (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest; or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out".

         (b) Operative Provision. Notwithstanding any provision to the contrary in the Plan, in the event of a Change of Control during the term of this Option all of the Options granted hereunder shall fully vest as of the date of the Change of Control.

5. Termination of Employment of Optionee: Plan Subject to Terms of Existing Employment Agreement.

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         (a)      If during the term of any applicable Employment Agreement
                  between Optionee and the Corporation, Optionee either: (i) terminates his employment with the Corporation for "Good Reason" (as the term "Good Reason" is defined within the then effective Employment Agreement between Optionee and the Corporation); or (ii) is terminated by the Corporation other than "For Cause" (as that term is defined within the then current Employment Agreement between Optionee and the Corporation), (or other than for death or disability as covered in Section 3(b) below); then, and in either of those events, notwithstanding any provision in the Plan to the contrary, upon such termination (x) Optionee shall fully vest in 100% of his Options; and (y) the period in which the Options may be exercised shall be for the entire term of the Options.

         (b) If during the term of any applicable Employment Agreement between the Optionee and Corporation, Optionee's employment with the Corporation is terminated as a result of Optionee's death or disability, then and in either of those events, notwithstanding any provision in the Plan to the contrary, upon such termination (x) Optionee shall fully vest in that number of Options as Optionee would have vested under the terms of this Option had Optionee remained employed by the Corporation for a period of one (1) year following his death or disability; and (y) the period in which the Options may be exercised shall be for the entire term of the Options.

6.       Miscellaneous.

         (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

         (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                               STONEPATH GROUP, INC.

                                               By: /s/ Stephen M. Cohen
                                                   ----------------------------
                                                   Authorized Executive Officer

                                               OPTIONEE

                                                   /s/ Andrew P. Panzo
                                               ---------------------------------
                                               Signature



                                                       Andrew P. Panzo
                                               ---------------------------------
                                               Print Name



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Schedule A


1.       Optionee:  Andrew P. Panzo

2.       Grant Date:  April 19, 2001

3.       Number of Shares of Common Stock covered by the Option:  250,000

4.       Exercise Price: $.60 (Fair Market Value of Common Stock on the Grant
         Date):

5.       The Option shall vest in accordance with the following schedule:

         (i) All of the Options shall vest on the forty-eighth (48th) month following the date hereof (the "Vesting Date") provided that Optionee remains continuously employed by the Corporation at all times through the Vesting date; and except as otherwise specifically provided for in this Option or the Plan, once Optionee is no longer employed by the Corporation the then unvested Options shall no longer continue to vest beyond the end of the month preceding the month in which Optionee's employment with the Corporation ceases, and thereafter Optionee forfeits any and all rights to any Options not yet vested;

         (ii) Notwithstanding the above, the vesting schedule for 50% of the then unvested Options shall accelerate to a pro rata 24 month period (or for the remaining term of the Option if less than 24 months) once the average closing price of the Corporation's shares on the principal exchange or quotation system upon which such shares regularly trade, equals or exceeds $2.50 for a period of twenty (20) consecutive trading days; and the vesting schedule for 50% of the then unvested Options shall accelerate to a pro rata 24 month period (or for the remaining term of the Option if less than 24 months) once the Corporation completes an acquisition or business combination deemed "material" by its Compensation Committee or for which a Current Report on Form 8-K is required to be filed by the Corporation with the Securities and Exchange Commission under applicable SEC rules;

         (iii) upon whatever earlier dates as are permitted by the Corporation in its sole discretion; or


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         (iv)     as otherwise provided for in the Plan.

                                                STONEPATH GROUP, INC.


                                                By: /s/ Stephen M. Cohen
                                                   -----------------------------
                                                   Authorized Executive Officer


                                                OPTIONEE


                                                    /s/ Andrew P. Panzo
                                                --------------------------------
                                                Signature


                                                        Andrew P. Panzo
                                                --------------------------------
                                                Print Name


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